Exhibit 10.2

ACASTI PHARMA INC.
STOCK OPTION PLAN AS AMENDED SEPTEMBER 28, 2022

OPTION AGREEMENT
(the “Option Agreement”)

Acasti Pharma Inc. (the “Company”) hereby grants the following Options to you subject to the terms and conditions of this Option Agreement, together with the provisions of the Company’s Stock Option Plan as amended September 28, 2022 (the “Plan”), all the terms of which Plan are hereby incorporated into this Option Agreement:

Name of Option Holder: ____________________________________________________

Grant Date: ___________________________________________

Number of Options Granted: ________________________________________________

Exercise Price:

Expiry Date:

Options issued to directors will be considered Non-Qualified Stock Options as they do not qualify under Section 422 of the Code as Incentive Stock Options. We recommend that the US resident Directors consult tax counsel about the tax implications when exercising options in future.

1.
The terms and conditions of the Plan are hereby incorporated by reference as terms and conditions of this Option Agreement and all capitalized terms used herein, unless expressly defined in a different manner, have the meanings ascribed thereto in the Plan.
2.
The Options are only exercisable before they expire and then only with respect to the vested portion of the Options. The Options shall vest in accordance with the vesting schedule set forth on the Vesting Schedule attached hereto (the “Schedule”); provided, however, that for purposes of vesting, fractional numbers of Shares shall be rounded to the nearest whole number, and the number of Shares that shall vest on the final vesting date shall be rounded up or down as necessary such that the total number of Shares that vest pursuant to the vesting schedule shall be equal to the number of Shares covered by the Options as set forth on the Schedule.
3.
The Option Holder consents to and authorizes the use of the Option Holder’s personal information required by the Company in order to administer the Plan, the disclosure of such personal information to any custodian appointed in respect of the Plan and other third parties, and to the disclosure of such personal information to such persons (including persons located outside my jurisdiction of residence) in connection with the administration of the Plan. The Option Holder acknowledges that jurisdictions outside the Option Holder’s jurisdiction of residence may not provide the same statutory protection for the personal information as the Option Holder’s jurisdiction of residence.
4.
Each notice relating to the Options must be in writing and signed by the Option Holder or the Option Holder’s legal representative. All notices to the Company must be delivered personally, e-mail or mail, postage prepaid and must be addressed to [ ]. All notices to the Option Holder will be addressed to the principal address of the Option Holder on file with the Company. Either the Option Holder or the Company may designate a different address by written notice to the other. Any notice given by either the Option Holder or the Company is not binding on the recipient thereof until received.
5.
Nothing in the Plan, in this Option Agreement, or as a result of the grant of Options to the Option Holder, will affect the Company’s right, or that of any Subsidiary of the Corporation, to terminate the Option Holder’s employment at any time for any reason whatsoever. Upon such termination, the Option Holder’s rights with respect to the Option will be subject to restrictions and time limits, complete details of which are set out in the Plan.

ACASTI PHARMA INC.
By:

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VESTING SCHEUDLE TO OPTION AGREEMENT

Vesting Schedule: [ ]

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UNDERSTANDING, ACKNOWLEDGEMENT AND ACCEPTANCE:

I acknowledge that I have received a copy of the Plan. I have read this Option Agreement and the Plan and accept the Options in accordance with and subject to the terms and conditions of this Option Agreement and the Plan.

6.
For the avoidance of any doubt:
(a)
I confirm that I have read and understood Section 4.2 of the Plan, including the definition of “Termination Date”.
(b)
I understand that Section 4.2 of the Plan governs my rights pursuant to the Options upon the termination of my employment or other service engagement, as applicable, with the Company or a Subsidiary of the Corporation.
7.
I hereby waive the right to assert or argue that either (i) I did not read the Option Agreement and/or the Plan, or (ii) I did not understand the consequences of Section 4.2 of the Plan. I understand that I may at any time ask questions about the Plan (including the consequences of Section 4.2 of the Plan), by contacting [ ] of the Company or such person’s designate.
8.
I acknowledge and agree that I have received good and sufficient consideration for entering into this Option Agreement, including the grant of the Options which is fully conditional on me entering into this Option Agreement. I agree to be bound by the terms and conditions of the Plan governing these Options.

Date Accepted	Signature

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